EXHIBIT 10.51


                                 AMENDMENT NO. 2
                                       TO
                           REVOLVING CREDIT AGREEMENT


AMENDMENT NO. 2, dated as of August 11, 1999 (the "Second Amendment"), to the Revolving Credit Agreement, dated as of November 20, 1998 (as amended by Amendment No. 1, dated as of March 22, 1999, the "Revolving Credit Agreement"), between HAGLER BAILLY, INC., a Delaware corporation (the "Borrower"), THE LENDERS FROM TIME TO TIME A PARTY THERETO (the "Lenders") and BANK OF AMERICA, N.A. d/b/a NationsBank, N.A., successor to NationsBank, N.A., in its separate capacity as agent (the "Agent"). Capitalized terms used herein without definition shall have the respective meanings specified in the Revolving Credit Agreement.

                               W I T N E S S E T H

WHEREAS, pursuant to the Revolving Credit Agreement, the Lenders have provided to the Borrower a revolving credit facility, and have agreed to issue standby letters of credit, all upon the terms and conditions specified in the Revolving Credit Agreement;

WHEREAS,  the Borrower has requested a modification  to one or more terms of the
Revolving  Credit   Agreement,   and  the  Lenders  are  willing  to  make  such
modifications;

WHEREAS, upon the terms and subject to the conditions contained herein, the parties hereto desire to amend the Revolving Credit Agreement; and

WHEREAS, as of the date hereof, the Lenders under the Revolving Credit Agreement consist only of Bank of America, N.A. d/b/a NationsBank, N.A., successor to NationsBank, N.A.;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Amendment to Section 1.1 of the Revolving Credit Agreement. The parties hereto hereby amend the definition of "Consolidated Fixed Charges" contained in Section 1.1 of the Agreement by inserting at the end of such definition but before the period the following phrase: "and further excluding, solely for purposes of determining the Fixed Charge Coverage Ratio, all payments of principal and interest on the indebtedness owed under the First Union Loan Agreement described in Section 6.2(a)(v)".

         Section 2. Amendment to Section 6.2(a) of the Revolving Credit Agreement. The parties hereto hereby amend Section 6.2(a) of the Revolving Credit Agreement by deleting the word "and" immediately following the ";" at the end of Section 6.2(a)(iii), by deleting the "." at the end of Section 6.2(a)(iv) and substituting therefor "; and" and, further, by inserting a new subsection 6.2(a)(v), as follows:

                           "(v)  the  security   interests   created  under  the
                  Promissory Note and Security Agreement, dated October 28, 1995, executed by GKMG, Inc. (formerly named Galland, Kharasch, Morse & Garfinkle, P.C.) in favor of First Union National Bank of Washington, D.C. ("First Union") in connection with that certain Loan Agreement, dated as of October 28, 1995 (the "First Union Loan Agreement"), between First Union and Galland, Kharasch & Garfinkle, Inc."

         Section 3. Amendment to Section 6.2(b) of the Revolving Credit Agreement. The parties hereto hereby amend Section 6.2(b) of the Revolving Credit Agreement, by deleting the word "and" immediately following the ";" at the end of Section 6.2(b)(vii), by deleting the "." at the end of Section 6.2(b)(viii) and substituting therefor ";" and, further, by inserting two new subsections, 6.2(b)(ix) and 6.2(b)(x), as follows:

                           "(ix)  indebtedness  of the type  described in clause
                  (i) of Section 6.2(a) which does not exceed (in the aggregate and as to the Borrower and its Subsidiaries, taken as a whole) the amount set forth in clause (i) of Section 6.2(a); and

                           (x) indebtedness under the First Union Loan Agreement
                  referred to in Section 6.2(a)(v), provided such indebtedness does not exceed $128,000.00."

Section 4. Miscellaneous. This Second Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to principles of conflicts of laws. Except as hereby expressly amended by this Second Amendment, the terms, covenants, conditions, agreements and representations and warranties contained in the Revolving Credit Agreement are in all respects ratified and confirmed and remade as of the date hereof and, except as amended hereby, shall continue in full force and effect. This Second Amendment represents the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lenders relative to the subject matter hereof not expressly set forth or referred to herein. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument. The section headings and subsection headings have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Second Amendment.






IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective officers as of the day and year first above written.

                               HAGLER BAILLY, INC.

                                   By: /s/ Glenn J. Dozier
                                        Name:       Glenn J. Dozier
                                        Title:      Senior Vice President and
                                                    Chief Financial Officer

                           BANK OF AMERICA, N.A. d/b/a
          NationsBank, N.A., successor to NationsBank, N.A., as Lender and Agent


                                                    By: /s/ James W. Gaittens
                                                 Name:       James W. Gaittens
                                               Title:      Senior Vice President